UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 19, 2019

NIELSEN HOLDINGS PLC

(Exact name of Registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

85 Broad Street New York, New York 10004	Nielsen House John Smith Drive Oxford Oxfordshire OX4 2WB United Kingdom

(Address of principal executive offices)

+1 (646) 654-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value €0.07 per share	NLSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2019, Nielsen Holdings plc (the “Company”) announced that Mr. Christopher Taft, 39, was appointed as Nielsen’s Senior Vice President and Corporate Controller, effective immediately. Mr. Taft will serve as Nielsen’s designated principal accounting officer for Securities and Exchange Commission reporting purposes. Previously, Mr. Taft had served as Nielsen’s Vice President, Interim Corporate Controller, Vice President, Assistant Global Controller, and Vice President, Finance since joining the Company in July 2016. Prior to joining Nielsen, he spent nine years with the General Electric Company in various finance roles. Prior to that, he worked in the assurance and advisory services group at PricewaterhouseCoopers LLP.

In connection with Mr. Taft’s promotion, the Compensation Committee of the board of directors of the Company (the “Board”) approved the increase of Mr. Taft’s annual base salary from $300,000 to $350,000, approved the increase of his target annual cash incentive bonus from $125,000 to $150,000 and the grant of an equity award of restricted stock units with a grant date fair market value of $175,000.

There are no arrangements or understandings between Mr. Taft and any other persons pursuant to which he was selected as principal accounting officer. There are also no family relationships between Mr. Taft and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In addition, on December 19, 2019, the Company announced that Ms. Laurie Lovett, 52, was appointed as Nielsen’s Chief Human Resources Officer effective January 13, 2020. Ms. Lovett was the Global Chief Human Resources Officer at Verisk Analytics from April 2016 through October 2019. Prior to joining Verisk Analytics, from January 1996 to March 2016, Ms. Lovett spent over 20 years with Accenture, holding various leadership roles.

In connection with Ms. Lovett’s hiring, the Compensation Committee of the Board approved annual base salary of $500,000, target annual cash incentive bonus of $500,000 and the grant of an equity award of restricted stock units with a grant date fair market value of $1,000,000.

There are no arrangements or understandings between Ms. Lovett and any other persons pursuant to which she was selected as Chief Human Resources Officer. There are also no family relationships between Ms. Lovett and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2019

NIELSEN HOLDINGS PLC

By:	/s/ Emily Epstein
Name:	Emily Epstein
Title:	Secretary